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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                             SEPTEMBER 30, 1997
              Date of Report (Date of earliest event reported)



                           UNION TANK CAR COMPANY
           (Exact name of registrant as specified in its charter)



   DELAWARE                        1-5666                        36-3104688
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)               Identification No.)
 incorporation)



225 W. WASHINGTON STREET, CHICAGO, IL             60606
(Address of principal executive offices)        (Zip Code)



      Registrant's telephone number, including area code (312)372-9500



       --------------------------------------------------------------
        (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.
        -------------

    On September 30, 1997, Union Tank Car Company (the "Company") entered into a Selling Agency Agreement with Salomon Brothers Inc and Morgan Stanley & Co. Incorporated relating to the issuance and sale by the Company of up to $100,000,000 principal amount of Medium-Term Notes, Series A (the "Notes"). On October 3, 1997, the Company sold $30,000,000 principal amount of 6.63% Notes due October 3, 2004 and $20,000,000 principal amount of 6.75% Notes due October 3, 2007. Interest on the Notes is payable semi-annually on March 1 and September 1 of each year, commencing on March 1, 1998. The Notes are non-redeemable and not subject to a sinking fund. Proceeds from the sale of the Notes are being used for general corporate purposes. The Notes were registered under the Securities Act of 1933 pursuant to the Company's Registration Statement on Form S-3 (333-17121).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
        ----------------------------------

    (a)-(b)  Not applicable.

    (c) Exhibits.

1(b)(2) Selling Agency Agreement dated September 30, 1997 among the Company,
        Salomon Brothers Inc and Morgan Stanley & Co. Incorporated.

4(b)(6) Fourth Supplemental Indenture dated as of September 30, 1997 between the Company and Harris Trust and Savings Bank.

4(b)(7) Form of Note (included in Exhibit 4(b)(6)).


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UNION TANK CAR COMPANY




                                    By:  /s/ R.C. Gluth
                                       ----------------------------
                                         R.C. Gluth
                                         Executive Vice President

Date:  October 31, 1997



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